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                                                                      EXHIBIT 21


NZ SUBSIDIARIES
                                STATE OF
SUBSIDIARY OF REGISTRANT        INCORPORATION      DBA: NAMES
------------------------        -------------      -----------------------------

NZ Development Corporation      Arizona            NZ Development Corporation

NZ Properties, Inc.             Arizona            NZ Properties, Inc.,
                                                   Brentwood Gardens Apartments,
                                                   Apple Ridge Apartments,
                                                   Montana Meadows,
                                                   Wildwood Apartments

NZU Inc.                        New Mexico         NZU Inc.

Bridge Financial Corporation    Arizona            Bridge Financial Corporation

Great Vacations
  International, Inc.           Arizona            Great Vacations
                                                     International, Inc.